Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--307 (California Insured, New York, Ohio Insured and Pennsylvania Insured Trusts) Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-20327 of our opinion dated March 30, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How the Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 17, 2000